Exhibit 10.4

SEPARATION AND RELEASE AGREEMENT

THIS SEPARATION AND RELEASE AGREEMENT (this “Agreement”) is made as of September 21, 2018 by and between GEMPHIRE THERAPEUTICS INC., a Delaware corporation, whose address is 17199 N. Laurel Park Drive, Suite 401, Livonia, Michigan 48152 (the “Company”) and LEE GOLDEN whose address is as reflected in the personnel records of the Company (“Employee”).  Capitalized terms used but not defined in this Agreement will have the meanings ascribed to them in the Employment Agreement between Employee and the Company dated September 6, 2016 (the “Employment Agreement”).

RECITALS

WHEREAS,  Employee has been employed as the Chief Medical Officer of the Company since October 5, 2016; and

WHEREAS, the Company and Employee (collectively, the “Parties” and each, without distinction, a “Party”) have mutually agreed to terminate the existing employment relationship on the terms and conditions set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

ARTICLE 1

EMPLOYMENT TERMINATION, PAYMENTS AND RESIGNATION

1.1          TERMINATION OF EMPLOYMENT.  Employee’s employment with the Company shall terminate as of September 21, 2018 (the “Termination Date”).  Effective as of the Termination Date, Employee resigns from every office of the Company held by Employee.  The Company shall pay Employee’s compensation for hours worked through the Termination Date, subject to withholding and payable in accordance with the Company’s payroll practices.  In addition, the Company will reimburse Employee for Employee’s outstanding documented business expenses remaining on the Company’s books, which were properly reviewed and approved according to the Company’s policies in effect on the Termination Date.  Employee will receive the foregoing payments regardless of whether Employee executes this Agreement.

1.2          SEPARATION CONSIDERATION.  As consideration for Employee’s agreements and releases set forth herein, following the later to occur of the (i) execution of this Agreement and expiration of the Revocation Period (as defined below) and (ii) the Termination Date, and recognizing that without execution of this Agreement, Employee would not be entitled to any additional compensation beyond wages due, the Company agrees to provide Employee with the following benefits after the Termination Date, provided this Agreement becomes effective in accordance with Section 2.2 of this Agreement:

(a)          the Company will pay Employee the aggregate sum of $182,500.00, which shall be paid in accordance with the Company’s normal payroll practices in one lump sum on the 60th day following the Termination Date, subject to payroll deductions and all required withholdings;

(b)          the Company agrees to use commercially reasonable efforts to cause Employee to continue to be included as a beneficiary under the Company’s directors’ and officers’ insurance policy in connection with Employee’s service as an officer of the Company prior to the Termination Date;

(c)          As of the day following the expiration of the revocation period referenced in Section 2.2, Employee will be deemed to have vested in all stock options under the Original Stock Option Award Documents that would otherwise have vested had Employee remained employed through October 5, 2019.  Employee will not further vest in any other stock options under the Original Stock Option Award Documents.  The vested options shall be immediately exercisable in accordance with the applicable Original Stock Option Award Documents, subject to the same conditions as if the Employee had remained employed until October 5, 2019.  All such vested stock options shall remain exercisable until the stock option termination date.  All of the Employee’s stock options that were vested and exercisable as of the Termination Date shall remain exercisable until the expiration date of such stock options.  Except as otherwise expressly provided herein, all stock options shall continue to be subject to the Original Stock Option Award Documents.

1.3          CONFLICT WITH OTHER AGREEMENTS.  In the event of any conflict of the provisions between this Agreement and the Employment Agreement, the provisions set forth in this Agreement shall control.  In the event of any conflict between this Agreement and the provisions of that certain Employee Proprietary Information and Inventions Assignment and Non-Competition Agreement dated as of November 3, 2016 between the Company and Employee (the “Invention Assignment Agreement”), the terms and conditions of the Invention Assignment Agreement shall control over the terms of this Agreement.

1.4          ACKNOWLEDGEMENT.  Except as provided in this Article 1, the Parties acknowledge and agree that Employee is not, and shall not after the Termination Date, be eligible for any additional payment by the Company of any bonus, salary, vacation pay, retirement pension, severance pay, back pay, or other remuneration or compensation of any kind in respect of employment by the Company.  Employee hereby confirms to the Company that the Invention Assignment Agreement contains a complete list of all inventions or improvements, if any, to which Employee claims ownership and desires to remove from the operation of the Invention Assignment Agreement.  Employee further agrees that the Invention Assignment Agreement remains in full force and effect, and Employee hereby reaffirms Employee’s obligations arising under the terms of the Invention Assignment Agreement.  Employee agrees to return to the Company all Company documents and materials, apparatus, equipment and other physical property in Employee’s possession within two (2) days of the Termination Date and in the manner directed by the Company’s Chief Executive Officer (the “CEO”).

1.5          COOPERATION AND ASSISTANCE.  Following the Termination Date, Employee agrees to furnish such information and assistance to the Company as may be reasonably required by the Company in connection with any issues or matters of which Employee had knowledge during Employee’s employment with the Company.  In addition, Employee shall make Employee reasonably available to assist the Company in matters relating to the transition of Employee’s prior duties to other employees of the Company, as may be reasonably requested by the Company.  The Company shall provide reasonable notice to Employee of its need for any cooperation and/or assistance from Employee, and shall reimburse Employee for the reasonable documented out-of-pocket expenses incurred by Employee in providing such cooperation and assistance; provided that any such expense exceeding Five Hundred Dollars ($500) shall require the advance consent of the CEO.  Such reasonable expenses may, at Employee’s option, include reasonable legal fees incurred by Employee in connection with any cooperation and/or assistance provided by Employee to the Company in the context of any litigation, threatened litigation, or other legal matter.  Any services rendered by Employee pursuant to this Section 1.5 shall be governed by the applicable terms and conditions of the Invention Assignment Agreement.  Employee shall promptly deliver to Dr. Steven Gullans via email to sgullans@gemphire.com all correspondence and any inquires that Employee receives (including the contents of any telephone calls or emails received by Employee) from any third party concerning any issue of material significance to the Company.

1.6          INDEMNIFICATION.  The Parties hereby reaffirm their respective obligations under the Company’s standard form of indemnification agreement (a copy of which is attached as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 (Registration No. 333-210815) filed with the SEC on April 18, 2016) previously entered into by the Company and Employee (the “Indemnification Agreement”), as well as (a) the indemnification provisions of the Company’s Third Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws as in effect on the Termination Date and (b) any right to indemnification afforded under applicable state and federal law (collectively, the “Indemnification Obligations”).

1.7          STATEMENT REGARDING RESIGNATION; SEC MATTERS.  Employee acknowledges that Company is obligated to report Employee’s termination of employment with the Company on a Form 8-K (the “8-K”)  filed with the United States Securities and Exchange Commission (the “SEC”), within four (4) business days after the Termination Date. Employee agrees that the 8-K may contain a statement summarizing the terms and conditions of this Agreement and the fact that Employee’s employment with the Company was terminated as of the Termination Date.  Employee will cooperate with the Company in providing information with respect to all reports required to be filed by the Company with the SEC as they relate to required information with respect to Employee.  Further, Employee will remain in compliance with the terms of the Company’s insider trading policy with respect to purchases and sales of the Company’s securities.  Employee acknowledges and agrees that the Company may be required to file a copy of this Agreement with the SEC.

1.8          SECTION 409A OF THE CODE.  The Parties intend that all payments and benefits to be made or provided pursuant to this Agreement be exempt from or in compliance with section 409A of the Internal Revenue Code of 1986, as amended, and the regulations and other guidance thereunder (“Code Section 409A”). The amount of expenses eligible for reimbursement under this Agreement during any calendar year shall not affect the expenses eligible for reimbursement in any other calendar year, the reimbursement of an eligible expense under this Agreement shall be made no later than the last day of the calendar year next following the calendar year in which the expense was incurred, and the right to reimbursement of eligible expenses is not subject to liquidation or exchange for another benefit. Notwithstanding the foregoing or any other provision of this Agreement, no particular tax result for Employee in respect of any payment or benefit under this Agreement is guaranteed, and Employee alone will be responsible for any taxes, interest or penalties imposed upon Employee under Code Section 409A in connection with this Agreement.

ARTICLE 2

RELEASES AND NON-DISPARAGEMENT

2.1          EMPLOYEE RELEASE OF CLAIMS.  In consideration for the separation consideration set forth in this Agreement, Employee, on behalf of Employee, Employee’s heirs, executors, legal representatives, spouse and assigns (the “Employee Releasing Parties”), hereby fully and forever releases the Company and its respective past and present officers, directors, employees, investors, stockholders, administrators, subsidiaries, affiliates, predecessor and successor corporations, assigns, attorneys and insurers (the “Company’s Released Parties”) of and from any claim, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that any of them may possess arising from any omissions, acts or facts that have occurred through the date that Employee signs this Agreement, including, without limitation, any and all claims:

(a)          which arise out of, result from, or occurred in connection with Employee’s employment by the Company or any of its affiliated entities, the termination of that employment relationship, any events occurring in the course of that employment, or any events occurring prior to the execution of this Agreement;

(b)          for wrongful discharge, discrimination, harassment and/or retaliation; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; slander, libel or invasion of privacy; violation of public policy; fraud, misrepresentation or conspiracy; and false imprisonment (duplicative);

(c)              (i) wrongful discharge of employment; any and all claims for wrongful discharge of employment, and/or (ii) violation of any federal, state or municipal statute relating to employment or employment discrimination, including, without limitation, (A) Title VII of the Civil Rights Act of 1964, as amended, (B) the Civil Rights Act of 1866, as amended, (C) the Civil Rights Act of 1991, as amended, (D) the Employee Retirement and Income Security Act of 1974, as amended, (E) the Age Discrimination in Employment Act of 1967, as amended (the “ADEA”), including, without limitation, by the Older Workers’ Benefit Protection Act, as amended (“OWBPA”), (F) the OWBPA, (G) the Americans with Disabilities Act of 1990, as amended, (H) any applicable state Persons with Disabilities Civil Rights Act, as amended, and (I) any applicable state Whistleblowers Protection Act, as amended;

(d)          under Michigan common law or state statute including, but not limited to, those alleging wrongful discharge, express of implied breach of contract, negligence, invasion of privacy, intentional infliction of emotional distress, fraud, defamation, or violations of the Michigan Elliott-Larsen Civil Rights Act (ELCRA), Michigan Persons with Disabilities Civil Rights Act, Payment of Wages and Fringe Benefits Act, Michigan Whistleblowers’ Protection Act, Bullard-Plawecki Employee Right to Know Act, the Michigan Occupational Safety and Health Act, the Michigan Social Security Number Privacy Act, and the Michigan Internet Privacy Protection Act, all as amended together with all of their respective implementing regulations and/or any other federal, state, local or foreign law (statutory, regulatory or otherwise) that may be legally waived and released;

(e)          for back pay or other unpaid compensation;

(f)           relating to equity of the Company; and/or

(g)          for attorneys’ fees and costs.

To the fullest extent permitted by law, Employee will not take any action that is contrary to the promises Employee has made in this Agreement.  Employee represents that Employee has not filed any lawsuit, arbitration, or other claim against any of the Company’s Released Parties.  Employee states that Employee knows of no violation of state, federal, or municipal law or regulation by any of the Company’s Released Parties, and knows of no ongoing or pending investigation, charge, or complaint by any agency charged with enforcement of state, federal, or municipal law or regulation.  While nothing in this Agreement prevents state or federal agencies from enforcing laws within their jurisdictions, Employee agrees Employee shall not receive any individual monetary damages, recovery and/or relief of any type related to any released claim(s), whether pursued by Employee or any governmental agency, other person or group; provided that nothing in the Agreement prevents Employee from participating in the whistleblower program maintained by the SEC and receiving a whistleblower award thereunder. Employee hereby agrees that the release set forth in this Agreement shall be and remain in effect in all respects as a complete general release as to the matters released.  Nothing in the foregoing shall prevent Employee from commencing an action or proceeding to enforce Employee’s rights arising under this Agreement or a claim for indemnification to which Employee is entitled as a current or former officer of the Company, or inclusion as a beneficiary of any insurance policy related to Employee’s service in such capacity.

2.2          ACKNOWLEDGMENT OF WAIVER OF CLAIMS UNDER ADEA.  Employee acknowledges that Employee is waiving and releasing any rights Employee may have under the OWBPA and the ADEA, and that this waiver and release is knowing and voluntary.  Employee acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Employee was already entitled.  Employee further acknowledges that Employee has been advised by this writing that (a) Employee should consult with an attorney prior to executing this Agreement; (b) Employee has twenty-one (21) calendar days within which to consider this Agreement and that, if Employee executed this Agreement before expiration of that twenty-one (21) calendar day period, Employee did so knowingly and voluntarily and with the intent of waiving Employee’s right to utilize the full twenty-one (21) calendar day consideration period; (c) Employee has seven (7) days following Employee’s execution of this Agreement to revoke the Agreement (the “Revocation Period”).  Communication of any such revocation by Employee to the Company shall be provided in writing and mailed by certified or registered mail with return receipt requested and shall be addressed to the Company at its principal corporate offices to the attention of the Company’s CEO, Steve Gullans.  This Agreement shall not be effective until the Revocation Period has expired without any revocation having been communicated.

2.3          NO ADMISSION OF LIABILITY.  Neither this Agreement nor any statement contained herein shall be deemed to constitute an admission of liability on the part of the parties herein released.  This Agreement’s execution and implementation may not be used as evidence, and shall not be admissible in a subsequent proceeding of any kind, except one alleging a breach of this Agreement, the Invention Assignment Agreement or the Employment Agreement.

2.4          NON-DISPARAGEMENT.

(a)          For a period of three (3) years after the date of this Agreement, each Party covenants and agrees that such Party shall not make or cause to be made any statements, observations, opinions or communicate any information (whether in written or oral form) that defames, slanders or is likely in any way to harm the reputation of the other Party or any of its subsidiaries, affiliates, directors, or officers or tortiously interfere with any of the other Party’s respective business relationships.  Each Party acknowledges and agrees that any violation of the covenant contained in this Section 2.4 may result in irreparable damage to the other Party and that the other Party shall be entitled to seek injunctive and other equitable relief.  In addition, each Party agrees that should it become necessary for the other Party to enforce any of the covenants contained in this Section 2.4 through any legal, administrative or alternative dispute resolution proceeding, the Party breaching any of the covenants shall reimburse the other Party for any and all reasonable fees and expenses (legal costs, attorneys’ fees and otherwise) incurred by such Party in successfully enforcing such covenants and/or prosecuting any such proceeding or appeal therefrom to successful conclusion.

(b)          In the event that either Party is ordered by a court of competent jurisdiction or is compelled by subpoena to disclose any information on the other Party, such Party may disclose that information without liability under Section 2.4(a); provided,  however, that, unless precluded by law or court order, the disclosing Party gives the other Party written notice of the information to be disclosed as far in advance of its disclosure as is practicable.

(c)          Each Party understands and agrees that the other Party may not be reasonably or adequately compensated in damages in an action at law for breach of the Party’s obligations under this Section 2.4.  Accordingly, each Party specifically agrees that the other Party shall be entitled to seek temporary and permanent injunctive relief, specific performance, and other equitable relief to enforce the provisions of this Section 2.4.  This provision with respect to injunctive relief shall not, however, diminish the right of the Party to claim and recover damages or other remedies in addition to equitable relief.  The Company agrees to use commercially reasonable efforts to cause the Company’s directors and other executive officers to comply with the terms and conditions of this Section 2.4.

2.5          COMPANY RELEASE OF CLAIMS.  In consideration for the obligations of Employee set forth in this Agreement and Employee’s release of claims, the Company, on behalf of itself and the Company’s Released Parties, hereby fully and forever releases Employee and the Employee Releasing Parties of and from any claim, duty, obligation or cause of action relating to Employee’s employment with the Company, whether presently known or unknown, suspected or unsuspected, that any of them may possess arising from any omissions, acts or facts that have occurred up until and including the Termination Date.  The Company agrees that the release set forth in this Section 2.5 shall be and remain in effect in all respects as a complete general release as to the matters released.  This release does not extend to any obligations incurred or specified under this Agreement or any continuing obligations arising under the Employment Agreement or the Invention Assignment Agreement.  The Company hereby irrevocably covenants to refrain from directly or indirectly, asserting any claim or demand, or commencing, instituting or causing to be commenced, any proceeding of any kind against Employee, based upon any matter purported to be released hereby.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

3.1          REPRESENTATIONS AND WARRANTIES OF EMPLOYEE.  Employee warrants and represents to the Company that Employee:

(a)          has been advised to consult with legal counsel in entering into this Agreement;

(b)          has entirely read this Agreement;

(c)          has voluntarily executed this Agreement without any duress or undue influence and with the full intent of releasing all claims;

(d)          has received no promise, inducement or agreement not herein expressed with respect to this Agreement or the terms of this Agreement;

(e)          is the only person (other than Employee’s heirs) who is or may be entitled to receive or share in any damages or compensation on account of or arising out of Employee’s relationship with, or providing services to, the Company or any of its affiliated entities, the termination of that relationship or services, any actions taken in the course of that relationship or services, and any events related to that relationship or services or occurring prior to the execution of this Agreement;

(f)           understands and agrees that in the event any injury, loss, or damage has been sustained by Employee which is not now known or suspected, or in the event that the losses or damage now known or suspected have present consequences not known or suspected, this Agreement shall nevertheless constitute a full and final release as to the parties herein released, and that this Agreement shall apply to all such unknown or unsuspected injuries, losses, damages or consequences; and

(g)          expressly acknowledges that Employee’s entry into this Agreement is in exchange for consideration in addition to anything of value to which Employee is already entitled.

3.2          AUTHORITY.  Employee represents and warrants that Employee has the capacity to act on Employee’s own behalf and on behalf of all who might claim through Employee to bind them to the terms and conditions of this Agreement.  Each Party warrants and represents that Employee has not assigned any claim released under this Agreement, and there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

3.3          NO OTHER REPRESENTATIONS.  Neither Party has relied upon any representations or statements made by the other Party hereto which are not specifically set forth in this Agreement.

ARTICLE 4

MISCELLANEOUS

4.1          SEVERABILITY.  Should any provision of this Agreement be declared or be determined by any arbitrator or court of competent jurisdiction to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and said illegal or invalid part, term, or provision shall be deemed not to be a part of this Agreement.

4.2          ENTIRE AGREEMENT.  This Agreement represents the entire agreement and understanding between the Company and Employee concerning Employee’s separation from the Company, and supersedes and replaces any and all prior agreements and understandings concerning Employee’s relationship with the Company and Employee’s compensation by the Company, including without limitation the Employment Agreement, provided, however, that this Agreement does not supersede or modify the Invention Assignment Agreement, the Indemnification  Agreement, any continuing obligations of Employee under the Employment Agreement that do not conflict with the terms and conditions of this Agreement, and all of the agreements entered into by Employee with respect to the Original Stock Option Award Documents, all of which shall continue in full force and effect except as modified here.  This Agreement may only be amended by a writing signed by Employee and the Company.

4.3          ASSIGNMENT.  This Agreement may not be assigned by Employee without the prior written consent of the Company.  The Company may assign this Agreement without Employee’s consent in connection with a merger or sale of its assets and/or to a corporation controlling, controlled by or under common control with the Company.  This Agreement shall inure to the benefit of, and be binding upon, each Party’s respective heirs, legal representatives, successors and assigns.

4.4          GOVERNING LAW; CONSENT TO JURISDICTION, WAIVER OF JURY TRIAL.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of Michigan, without regard to its principles of conflicts of laws.  Each of the Parties hereto irrevocably submits to the exclusive jurisdiction of the state and federal courts of the State of Michigan for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby.  Service of process in connection with any such suit, action or proceeding may be served on each Party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement.  Each of the Parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court.  Each Party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.  EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.  In addition, should it become necessary for the Company to seek to enforce any of the covenants contained in this Agreement through any legal, administrative or alternative dispute resolution proceeding, Employee shall reimburse the Company for its reasonable fees and expenses (legal costs, attorneys’ fees and otherwise) related thereto.

4.5          COUNTERPARTS/ELECTRONIC EXECUTION AND DELIVERY.  This Agreement may be executed in one or more counterparts and by facsimile, each of which shall constitute an original and all of which together shall constitute one and the same instrument.  Signatures of the Parties transmitted by facsimile or via .pdf format shall be deemed to be their original signatures for all purposes.  The words “execution,” “signed,” “signature,” and words of like import shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the Delaware Electronic Transactions Act, or any other similar state laws based on the Uniform Electronic Transactions Act.  This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments hereto or thereto, to the extent delivered by means of a facsimile machine or electronic mail (any such delivery, an “Electronic Delivery”), will be treated in all manner and respects as an original agreement or instrument and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.  At the request of any Party hereto or to any such agreement or instrument, each other Party hereto or thereto will re-execute original forms thereof and deliver them to all other Parties. No Party hereto or to any such agreement or instrument will raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such Party forever waives any such defense, except to the extent such defense related to lack of authenticity.

IN WITNESS WHEREOF, the Parties have executed and delivered this Agreement as of the date first written above.

THE COMPANY:		EMPLOYEE:

GEMPHIRE THERAPEUTICS INC.

By:	/s/ Steven Gullans	/s/ Lee Golden
Name:	Steven Gullans	LEE GOLDEN
Title:	CEO	Date:	9/23/18